UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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JCM PARTNERS, LLC

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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JCM PARTNERS, LLC
P.O. Box 3000
Concord, CA 94522-3000
NOTICE OF ANNUAL MEETING OF MEMBERS
to be held June 21, 2005
To Our Members:
Notice is hereby given that the Annual Meeting of the Members of JCM Partners, LLC, will be held on June 21, 2005, at 5:00 p.m. (local time), at the Holiday Inn, 300 J Street, Sacramento, California. The Annual Meeting is called for the purpose of considering and acting on the following matters:

1.	To elect two Group III Managers, each to serve for a term of three years or until their respective successors have been elected and qualified;

2.	To amend Section 7.4.3 of the Amended and Restated Operating Agreement (the “Operating Agreement”) to allow a Certificate of Designations creating a class of Units or series of Preferred Units (herein, a, “COD”) to disregard Section 7.4.2.4(b) of our Operating Agreement, so that Preferred Units will not receive a special allocation of ordinary income upon the sale of Preferred Units to JCM Partners, LLC; and

3.	To consider and take action upon such other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof.
Only Members of record at the close of business on May 1, 2005 are entitled to notice of, and to vote at, the Annual Meeting.
YOUR VOTE IS VERY IMPORTANT. In order to assure that a quorum is present at the Annual Meeting, you are urged to sign and mail the enclosed ivory (for Class 1 Units), lavender (for Class 2 Units), tan (for Class 3 Units) and green (for Series B Preferred Units) colored proxy forms, as applicable, at once, even though you may plan to attend in person. If you own more than one Class of Units or own Series B Preferred Units, you need to return a separate proxy form for each Class of Units or Series B Preferred Units you own. We have included in this package an addressed, stamped envelope to use when mailing your proxy or proxies. We also encourage you to read the enclosed Proxy Statement carefully. The Proxy Statement contains information relevant to the actions to be taken at the meeting.
By order of the Board of Managers,

Michael W. Vanni	Concord, California

Chairman	May 18, 2005

JCM PARTNERS, LLC
P.O. Box 3000
Concord, CA 94522-3000
PROXY STATEMENT
ANNUAL MEETING OF MEMBERS
To be held June 21, 2005
This Proxy Statement is furnished to the holders of membership interest units (“Units”) and preferred units (“Preferred Units”) of JCM Partners, LLC, a Delaware limited liability company (“JCM”, the “Company”, “we”, “us” or “our”), in connection with the solicitation of proxies by the Company’s Board of Managers (the “Board”) for use at the Annual Meeting of members (“Members”) of the Company to be held at the Holiday Inn, 300 J Street, Sacramento, California, on June 21, 2005, at 5:00 p.m. (local time) and for any postponements or adjournments thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Members. This Proxy Statement and the accompanying proxy forms are being released for mailing to the Members on or about May 18, 2005.
At the Annual Meeting, Members will be asked to:

•	Elect two Group III Managers, each to serve for a term of three years or until their respective successors have been elected and qualified (Proposal 1); and

•	To amend Section 7.4.3 of the Amended and Restated Operating Agreement (the “Operating Agreement”) to allow a Certificate of Designations creating a class of Units or series of Preferred Units (herein, a, “COD”) to disregard Section 7.4.2.4(b) of our Operating Agreement, so that Preferred Units will not receive a special allocation of ordinary income upon the sale of Preferred Units to JCM Partners, LLC (Proposal 2).
Your vote is important. In order to pass Proposal 2, we need to receive the affirmative vote of a majority (over 50%) of all the Units and Preferred Units present (either in person or by proxy) and entitled to vote at the Annual Meeting voting together as a single group (i.e., Unit Classes 1, 2 and 3 and Series B Preferred Units voting together). Therefore, we urge you to return the enclosed proxy card(s) to ensure that your Units and Preferred Units are represented at the Annual Meeting.
The Board recommends you vote “FOR” the election of Managers and “FOR” Proposal 2 as set forth above. Accordingly, we urge you to sign and return the accompanying ivory, lavender, tan or green-colored proxy form, as applicable, whether or not you plan to attend the Annual Meeting. If you do attend, you may vote by ballot at the Annual Meeting, which will cancel any proxy or proxies you have previously given.

QUESTIONS AND ANSWERS

Q:	Why am I receiving this Proxy Statement and proxy form?

A:	You are receiving a Proxy Statement and proxy form because you own Units or Preferred Units of the Company. This Proxy Statement describes issues on which we would like you to vote. It also gives you information about these issues so that you can make an informed voting decision. When you sign the proxy form, you appoint Michael W. Vanni, Gayle M. Ing and Marvin J. Helder as your representatives at the meeting. Messrs. Vanni and Helder and Ms. Ing will vote your Units and Preferred Units at the meeting as you have instructed them on the proxy form. This way, your Units and Preferred Units will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy form in advance of the meeting, just in case your plans change. You can always decide to vote in person.

Q:	What is the record date and who can vote?

A:	The record date is May 1, 2005. Only holders of Units and Preferred Units of record as of the close of business on this date will be entitled to vote at the Annual Meeting.

Q:	How many Units and Preferred Units are outstanding?

A:	As of the record date, the Company had 90,152,151 Units outstanding, including Class 1 Units, Class 2 Units and Class 3 Units. This includes Units, including Class 1 Units, Class 2 Units and Class 3 Units, held by our subsidiary, JCM Properties, LLC (“JCM Properties”). As of the record date, the Company had Series B Preferred Units outstanding, none of which were held by our subsidiary, JCM Properties.

Q:	How do I vote?

A:	You may either vote by mail or in person at the Annual Meeting. To vote by mail, please sign your proxy form and mail your proxy form, as applicable, in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy form, your Units and Preferred Units will be voted in accordance with your instructions. If you return a signed form but do not provide voting instructions, your Units and Preferred Units will be voted based on the recommendations of the Board. We will pass out written ballots to anyone who wants to vote at the Annual Meeting.

Q:	Why are there four different colored proxy forms this year?

A:	Pursuant to the changes adopted at the Annual Meeting of Members in 2003 and actions taken by your Board, we now have three separate classes of Units — Class 1, Class 2 and Class 3 Units. Pursuant to action taken by your Board in 2004, we now have Series B Preferred Units. We need to be able to keep track of the number of Units of each class and the number of Series B Preferred Units that has attended the Annual Meeting (either in person or by proxy) and has voted for, against, or abstained from Proposal 2. For that reason, we have assigned a separately-colored form for each Class of Units and the Series B Preferred Units. Ivory-colored forms are used for Class 1 Units; lavender-colored forms are used for Class 2 Units; tan-colored forms are used for Class 3 Units; and green-colored forms are used for Series B Preferred Units. You have been provided with an appropriately colored form for each Class of Units and Series B Preferred Units you own, with one form for each book-entry certificate.

Q:	How many votes do you need to hold the meeting?

A:	A majority of the Company’s outstanding Units and Preferred Units as of the record date, or Units and Preferred Units, must be present (in person or by proxy) at the meeting in order to hold the Annual Meeting and conduct business. This is called a quorum. Units owned by our subsidiary, JCM Properties, LLC, are counted in determining a quorum.

Q:	What if I abstain from voting?

A:	Abstentions with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, abstentions have no effect on the outcome of the vote for Managers, but will count as a vote against Proposal 2. Units owned by our subsidiary, JCM Properties, are voted in proportion to the affirmative and negative votes cast for Proposal 2. Accordingly, if you abstain, you will have no influence over how the Units owned by our subsidiary will be voted on Proposal 2.

Q:	What am I voting on?

A:	You are being asked to vote on the election of two Group III Managers and an amendment to Section 7.4.3 of the Amended and Restated Operating Agreement (the “Operating Agreement”) to allow a Certificate of Designations creating a class of Units or series of Preferred Units (herein, a “COD”) to disregard Section 7.4.2.4(b) of our Operating Agreement, so that Preferred Units will not receive a special allocation of ordinary income upon the sale of Preferred Units to JCM Partners, LLC.

Q:	How many votes must the nominees have to be elected?

A:	The two nominees to receive the greatest number of votes cast will be elected Managers.

Q:	What are cumulative voting rights?

A:	Cumulative voting means that in the election of Managers, you have the number of votes equal to the number of Managers to be elected (two) multiplied by the number of Units and Preferred Units you own. You can give one nominee all of your votes or distribute your votes among the nominees as you see fit. Members only have cumulative voting rights if at least one Member notifies us at least 10 days before the Annual Meeting that they intend to cumulate their votes. We will announce at the Annual Meeting if you will have cumulative voting rights in the election of Managers. We have also provided a method on the proxy form for you to indicate how you would like your votes distributed if cumulative voting applies.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We will announce the voting results at the Annual Meeting and in our July letter to Members. We will also publish the results in our quarterly report on Form 10-Q for the second quarter of 2005, or possibly in a Form 8-K that we may choose to file earlier. We will file that report with the Securities and Exchange Commission (“SEC”). You can obtain a copy of any of our SEC filings through the SEC’s EDGAR system at www.sec.gov or by contacting the SEC’s public reference room.

MEETING INFORMATION
Date, Time and Place
The Annual Meeting will be held on June 21, 2005 at 5:00 p.m. (local time), at the Holiday Inn, 300 J Street, Sacramento, California.
Record Date; Voting Rights
Only holders of Units and Preferred Units as of the close of business on May 1, 2005 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting on all matters. On the Record Date, there were 90,152,151 Units and                     Preferred Units outstanding, including                     Class 1 Units,                     Class 2 Units,                     Class 3 Units and                     Series B Preferred Units. More than 50% in interest of the Units and Preferred Units entitled to vote at the meeting on any matter and represented at the Annual Meeting, in person or by proxy, will constitute a quorum for purposes of conducting the Annual Meeting.
Holders of Units and Preferred Units who have not yet been admitted as Substitute Members in accordance with Section 1.4.2 of the Operating Agreement are referred to as “Assignees.” Assignees are not entitled to vote their Units and Preferred Units directly and, therefore, may not authorize proxies to vote their Units and Preferred Units. Pursuant to Section 2.3.7 of the Operating Agreement and Section 6.3(c) of our Third Restated Bylaws, the Board has the authority to exercise the voting rights of the Units and Preferred Units held by Assignees in accordance with such Assignees’ written instructions. Therefore, Assignees who execute and return a proxy form will be deemed to be authorizing the Board to vote their Units and Preferred Units in the manner instructed. The Board will appoint a proxy to vote the Units and Preferred Units for which the Board has been given authority to vote. If no proxy or other written instructions are received from an Assignee, that Assignee’s Units and Preferred Units will not be voted at the Annual Meeting.
Each outstanding Unit and Preferred Unit is entitled to one vote on all matters to be acted on at the Annual Meeting, except that in certain circumstances Members have cumulative voting rights with respect to the election of Managers pursuant to the procedures set forth in the Operating Agreement. Cumulative voting entitles a Member to give one nominee the number of votes equal to the number of Managers to be elected (two) multiplied by the number of Units and Preferred Units owned by such Member, or to distribute his or her votes on the same principle between two or more nominees as the Member sees fit. For example, under cumulative voting if you own 100 Units and Preferred Units, you would have 200 votes to allocate among the nominees. You could allocate 100 to each nominee, all 200 to one nominee or divide the 200 votes among the two nominees however you see fit. Members are not entitled to cumulate votes, however, unless (i) the name(s) of the candidate(s) for whom they are voting has been placed in nomination prior to the voting and (ii) at least one Member has given notice at least 10 days before the meeting that he or she intends to cumulate votes. The nominees receiving the greatest number of votes cast at the Annual Meeting, up to the number of Managers to be elected, will be elected as Managers, assuming that a quorum is present. Votes withheld will not have any affect on the outcome of the vote for election of Managers.
At the Annual Meeting, we will notify you if Members have become eligible to cumulate votes. For your convenience, we have provided a means to indicate how you would like your votes to be allocated if Members become entitled to cumulate votes at the Annual Meeting. If Members are not permitted to cumulate votes at the meeting, votes will be divided equally among the nominees for whom authority to vote is not withheld.
With respect to Proposal 2, approval will require the affirmative vote of a majority (over 50%) of the Units and Preferred Units present (either in person or by proxy) and entitled to vote at the Annual Meeting voting together as a single group. Units and Preferred Units held by holders who abstain from voting will be treated as being “present” and “entitled to vote” on Proposal 2 and, therefore, an abstention will have the same legal effect as a vote against this proposal. A failure to vote, however, will not have any effect on the outcome of the vote on Proposal 2, since the results are based on obtaining the approval of the votes “present” and “entitled to vote” at the meeting.
Of the 90,152,151 Units and                     Series B Preferred Units outstanding,                     Class 1 Units,                     Class 2 Units and                     Class 3 Units are held by our subsidiary, JCM Properties. Units held by JCM Properties are considered outstanding for quorum and voting purposes, and will be voted by the Board in the same proportion for and against Proposal 2 as Units held by Members who are not our subsidiaries (without regard to abstentions). The Units held by JCM Properties will not be voted, however, for the election of Managers.
Voting and Revocation of Proxies
If the enclosed proxy form(s) is properly executed and returned to us in time to be voted at the Annual Meeting, the Units and Preferred Units represented thereby will be voted in accordance with the instructions marked on the form. Executed but unmarked proxies will be voted one vote per Unit and Preferred Unit for each of the nominees proposed by the Board and for Proposal 2. The duly appointed proxy holders may, in their discretion, vote upon such other matters as may properly come before the Annual Meeting.
Members may revoke their proxy at any time before it is exercised by giving written notice of such revocation or delivering a later dated proxy to our Secretary before the meeting, or by attending the meeting and voting in person.
Solicitation of Proxies
We will bear the cost of soliciting proxies in the form enclosed. In addition to soliciting proxies by mail, we may also solicit proxies personally or by telephone through our Managers, officers and employees.

BENEFICIAL OWNERSHIP
The following table sets forth, as of April 15, 2005, the number and percentage of Units and Preferred Units owned of record and beneficially by each person known by us to own beneficially more than 5% of the outstanding Units of any Class of Units or Series B Preferred Units, our Chief Executive Officer, two other executive officers, each of our Managers, and Managers-Elect (see Proposal 1) and all of our Managers, Managers-Elect and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC computing the number of Units and Preferred Units beneficially owned by a person and the percentage ownership of that person.
Except as otherwise indicated, and subject to applicable community property laws, the persons named on the next page have sole voting and investment power with respect to all Units and Preferred Units held by them. Applicable percentage ownership in the following table is based on 90,152,151 Units and 4,824,200 Preferred Units outstanding as of April 15, 2005, of which 15,773,793 Class 1 Units, 14,304,761 Class 2 Units, 31,571,123 Class 3 Units and 4,824,200 Series B Preferred Units are outstanding and excluding 28,502,474 Units held by our subsidiary, JCM Properties consisting of 7,831,082 Class 1 Units, 6,491,139 Class 2 Units and 14,180,253 Class 3 Units.

(1)	As of the May 1, 2005 record date, JCM Properties may own additional Units due to repurchases made by JCM Properties in April 2005.

							Series B		All Units and
	Class 1 Units		Class 2 Units		Class 3 Units		Preferred Units		Preferred Units

	Number	% of	Number	% of	Number	% of	Number	% of
	of Units	Class	of Units	Class	of Units	Class	of Units	Class	Number	%
Name of Beneficial Owner	Owned	Owned	Owned	Owned	Owned	Owned	Owned	Owned	Owned	Owned

Henry Conversano(1)			2,219,603	15.6%					2,219,603	3.3%
Ken C. Dawson									0	0.0%
Frank Deppe(2)					2,121,265	6.7%	200,000	4.1%	2,321,265	3.5%
Henry Doorn, Jr.									0	0.0%
Marvin J. Helder(3)					381,100	1.2%			381,100	0.6%
Kenneth J. Horjus									0	0.0%
Gayle M. Ing(4)	710,035	4.5%					1,657,000	34.3%	2,367,035	3.6%
Deborah K. Jansen									0	0.0%
James Mol					50,432	0.2%			50,432	0.1%
Lois B. Mol(5)					3,162,301	10.0%			3,162,301	4.8%
Neal Nieuwenhuis(6)					50,453	0.2%			50,453	0.1%
Michael W. Vanni(4)	710,035	4.5%					1,657,000	34.3%	2,367,035	3.6%
Brian Rein(7)			51,623	0.4%					51,623	0.1%
Cornelius Stam(8)			120,912	0.8%					120,912	0.2%
Ted Greidanus(9)					769,300	2.4%	1,430,700	29.7%	2,200,000	3.3%
Donna Greidanus(9)					769,300	2.4%	1,430,700	29.7%	2,200,000	3.3%
Cynthia Morren(10)					215,091	0.7%	300,000	6.2%	515,091	0.8%
Jacobus Scholten(11)	1,978,156	12.5%							1,978,156	3.0%
HC Designs, Inc.			1,848,413	12.9%					1,848,413	2.8%
Henry Diekman(12)	1,354,255	8.6%							1,354,255	2.0%
Dorothy Diekman(12)	1,354,255	8.6%							1,354,255	2.0%
All Managers, Managers-Elect and executive officers as a group (14 persons)	710,035	4.5%	2,392,138	16.7%	5,765,551	18.3%	1,857,000	38.5%	10,724,724	16.1%

(1)	Mr. Conversano owns 1,848,413 Class 2 Units as community property through his ownership of HC Designs, Inc., 124,494 Class 2 Units in an IRA, and 246,696 Class 2 Units subject to his spouse’s community property interest.

(2)	Mr. Deppe owns 729,272 Class 3 Units through the Frank Deppe Restated Trust UAD 12/8/93 and 1,391,993 Class 3 Units and 200,000 Series B Preferred Units through the Bernice G. Deppe Restated Trust UAD 12/8/93.

(3)	Mr. Helder owns 21,659 Class 3 Units in an IRA and 359,441 Class 3 Units in joint tenancy with his spouse.

(4)	Ms. Ing and Mr. Vanni hold 710,035 Class 1 Units and 582,000 Series B Preferred Units as community property, through Mr. Vanni’s ownership of Computer Management Corp. Money Purchase Pension & Trust. Ms. Ing and Mr. Vanni own 1,075,000 Series B Preferred Units through the Michael W. Vanni and Gayle M. Ing, Trustees UDT Dated 5/18/93.

(5)	Mrs. Mol owns 3,162,301 Class 3 Units through the Jacob C. & Lois B. Mol Trust Dated 4/13/93.

(6)	Mr. Nieuwenhuis owns 50,453 Class 3 Units as community property through the Nieuwenhuis Trust Dated 1/29/88

(7)	Includes 35,897 Class 2 Units in an IRA owned by Mr. Rein’s spouse.

(8)	Mr. Stam owns 120,912 Class 2 Units subject to his spouse’s community property interest.

(9)	Through Mr. and Mrs. Greidanus’ interest in the Ted and Donna Greidanus Family Trust Dated 4/18/01.

(10)	Through the Cynthia Morren Living Trust dated 8/16/91.

(11)	Mr. Scholten owns 1,122,837 Class 1 Units through the Jacobus Scholten Living Trust Dated 2/4/93 and 855,319 Class 1 Units in an IRA.

(12)	Through Mr. and Mrs. Diekman’s interest in the Henry and Dorothy Diekman Living Trust Dated 7/19/90.

PROPOSAL 1 — ELECTION OF MANAGERS
Our Operating Agreement provides for a Board consisting of at least seven, but not more than 13, Managers, with the exact number of Managers to be set from time to time by the Board. Pursuant to a resolution adopted by our Board on March 23, 2005, effective at the end of the Group III Managers’ current term, the size of the Board is set at nine. On March 23, 2005, our Board of Managers filled the vacancies in our Group I and II Managers by appointing Deborah K. Jansen and Ken C. Dawson, respectively, to fill those positions effective July 1, 2005 (the “Managers-Elect”). Our Operating Agreement also provides that our Chief Executive Officer sits as a Manager and occupies one of the seats on the Board, and can be removed and replaced solely by the Board. Therefore, our Chief Executive Officer, Gayle M. Ing, is not being nominated as a Manager for election at the Annual Meeting but will continue to sit on the Board after the Annual Meeting.
The Elected Managers are divided into three groups having staggered three-year terms, as nearly equal in number as reasonably possible, with terms currently expiring at the upcoming Annual Meeting, the Annual Meeting of Members to be held in 2006 and the Annual Meeting of Members to be held in 2007. At the Annual Meeting, two Group III Managers will be elected by the Members to serve a three-year term or until the election and qualification of a successor.
The Board has designated Frank Deppe and Marvin J. Helder to be nominees for election as Group III Managers. We have no reason to believe that any of the nominees will be unavailable for election. Should any nominee become unavailable for any reason, however, the Board may designate a substitute nominee. The proxy holders intend (unless authority has been withheld) to vote for the election of the nominees.
All of the nominees currently serve as Managers on our Board and all of the nominees have consented to being named in this Proxy Statement and to serve if elected.
The following sets forth the names and ages, as of May 1, 2005, of the nominees for election to our Board, the Managers-Elect, the Managers whose terms will continue after the Annual Meeting and the Chief Executive Officer who is designated a Manager automatically and is not elected by the Members, the Manager Group Number, their respective positions and offices with the Company, the period during which each has served as a Manager and their principal occupations or employment during the past five years.

Name	Manager Group	Age	Position

Kenneth J. Horjus	Group I	67	Manager
Deborah K. Jansen	Group I	47	Manager(1)
Michael W. Vanni	Group I	65	Manager and Chairman of the Board
Henry Conversano	Group II	73	Manager
Ken C. Dawson	Group II	46	Manager(1)
Henry Doorn, Jr.	Group II	45	Manager
Frank Deppe	Group III	81	Manager
Marvin J. Helder	Group III	55	Manager and Vice Chairman of the Board
Gayle M. Ing	*	55	Manager, Chief Executive Officer, President, Secretary and Tax Matters Partner

*	The Chief Executive Officer is automatically designated a Manager under the Operating Agreement and is not elected by the Members.

(1)	Effective July 1, 2005.
Mr. Vanni and Ms. Ing are husband and wife. There are no other family relationships among Managers, executive officers or persons chosen by us to be nominated as a Manager or appointed as an executive officer of the Company or any of our subsidiaries.
Gayle M. Ing has been a Manager and our President, Chief Executive Officer, Secretary and Tax Matters Partner since April 11, 2001. Ms. Ing was also our Chief Financial Officer from April 11, 2001 until

October 2002. From March 15, 2001 until April 11, 2001, Ms. Ing served as a consultant to us through Computer Management Corporation. Prior to that, from December 1996 until March 2001, Ms. Ing was a management consultant, also through Computer Management Corporation, and was a volunteer with a child services facility. Ms. Ing served as the Vice President and Business Manager for Electronic Banking at Bank of America from January 1994 to November 1996.
Nominees for Group III Managers with Terms Expiring in 2008
Frank Deppe has been a Manager since June 2000. Mr. Deppe has been retired since 1989. He currently serves as a director of Fasteners Inc., Southwestern Supply and Toolup.com Inc., which are all private tool and accessory supply companies.
Marvin J. Helder has been a Manager and Vice Chairman of our Board since June 2000. Mr. Helder has been the President of Helder Construction, a commercial and residential construction and property management company, for the past nine years.
Continuing Group I Managers with Terms Expiring in 2006
Kenneth J. Horjus has been a Manager since June 2001. From June 2000 to June 2001, Mr. Horjus was the authorized board representative of one of our former entity Managers, Christian Reformed Home Missions. From 1997 to June 30, 2003, Mr. Horjus was the Director of Finance and Administration for the Christian Reformed Church (“CRC”) in North America. Since July 1, 2003, Mr. Horjus was the Director of Pension Administration for CRC. Prior to his employment with the CRC, Mr. Horjus was a Senior Consultant for The Greytone Group, a management consulting firm.
Michael W. Vanni has been a Manager and Chairman of our Board since June 2000. Since 1978, Mr. Vanni has been the President of Computer Management Corporation, a data processing consulting company.
Deborah K. Jansen was appointed by the Board of Managers to fill a vacancy in the Group I Managers, effective July 1, 2005. From 1999 to present, Mrs. Jansen has been a marketing and strategy consultant. Prior to becoming a consultant, from 1992 to 1998, Mrs. Jansen held various positions with McKesson Corporation, a publicly held company in the pharmaceutical industry, including as Executive Vice President of Marketing, where she had profit and loss responsibility for the $4 billion retail independent drug store division of McKesson. From 1984 through 1992, Mrs. Jansen worked primarily in the consulting industry. From February to October 2000, Mrs. Jansen served as the Executive Chairman of Decibel Instruments Inc., which voluntarily filed a petition under the Federal bankruptcy laws in the Northern District of California in February 2001. Mrs. Jansen holds a Masters in Business Administration from the Harvard Graduate School of Business (1984) and a Bachelors of Science Degree in Finance from the University of Southern California (1980). Mrs. Jansen is also the President of the Board of Trustees of the Seven Hills School Board (an independent, nonprofit, coeducational day school for preschool through eighth grade in Walnut Creek, California).
Continuing Group II Managers with Terms Expiring in 2007
Henry Conversano has been a Manager since June 2000. Since 1969, Mr. Conversano has been the President of Henry Conversano and Associates Designers, a thematic design company for commercial entertainment properties.
Henry Doorn, Jr., has been a Manager since June 2001. From June 2000 to June 2001, Mr. Doorn was the authorized board representative of one of our former entity Managers, Barnabas Foundation, an Illinois nonprofit organization formed to provide planned gifting services to Christian charitable organizations. Mr. Doorn has been the Executive Director of Barnabas Foundation since September 2000. Before joining Barnabas Foundation in September 2000, Mr. Doorn was the managing partner and chief financial officer of Brinson Partners, Inc., an investment management firm for institutional investors, for over ten years.

Ken C. Dawson was appointed by the Board of Managers to fill a vacancy in the Group II Managers, effective July 1, 2005. Since 2003, Mr. Dawson has provided independent consulting services to clients and has pursued real estate and other investment opportunities on his own behalf. From 1981 through 2002, Mr. Dawson had an extensive career with Accenture Ltd. (formerly Andersen Consulting), a publicly held company in the management consulting, technology services and outsourcing business. Mr. Dawson’s most recent position with Accenture from 1997 through 2002 was as Managing Partner of the Communications & High Tech Solution Center Network, where he had sales, software delivery and facilities operations responsibility for Accenture’s five world-wide solution centers. He has a Masters of Management Sciences from Northwestern University, Kellogg Graduate School of Management (1991) and a Bachelor of Business Administration in Finance from the University of Iowa (1981).
Board Committees
Our Board has established a Compensation Committee, an Audit Committee and a Nominating Committee.
The Compensation Committee makes recommendations concerning salaries and incentive compensation for our executive officers. The current Members of the Compensation Committee are Messrs. Horjus, Doorn and Helder. The Compensation Committee held four meetings during 2004.
The Audit Committee reviews the results and scope of the audit and other services provided by our independent public accountants. The current Members of the Audit Committee are Messrs. Conversano, Deppe and Horjus. Messrs. Nieuwenhuis and James Mol, who both retired for personal reasons, also served on the Audit Committee during 2004. Although our Units and Preferred Units are not listed on the Nasdaq National Market or Nasdaq SmallCap Market, each Member of the Audit Committee is independent as defined by the National Association of Securities Dealers’ (“NASD”) listing standards. The Audit Committee held five meetings during 2004. Our Board of Managers has determined that Mr. Horjus qualifies as an Audit Committee financial expert as defined by SEC rules.
The Nominating Committee identifies and evaluates qualified individuals to become members of the Board of Managers and recommends to the Board a slate of Managers for election by the Members of the Company. The Nominating Committee is also responsible for recommending Manager compensation to the Board. The current members of the Nominating Committee are Messrs. Doorn, Conversano, Helder and Mrs. Mol. Each member of the Nominating Committee is independent as defined by NASD listing standards. The Nominating Committee, which was first constituted in June 2003, held two meetings in 2004. The charter of the Nominating Committee was amended on June 23, 2004 to increase its size to four members from three members.
Board and Committee Meetings
The Board held a total of six meetings (in person or by teleconference) during the year ended December 31, 2004. During 2004, each of the Managers attended at least 75% of the meetings of the Board and the committees thereof on which such Manager served.
Pursuant to Board policy, Managers are encouraged to attend the Company’s Annual Meetings of Members. Seven of our eight current Managers attended the Annual Meeting of Members held on June 22, 2004.
Compensation of Managers
During 2004, our Elected Managers were not compensated for serving on the Board, other than for reimbursement of travel expenses. Effective July 1, 2005, our Board has approved the following compensation for each of the members of the Board, other than the Chief Executive Officer: $15,000 annual retainer; $1,000 per Board meeting attendance fee; $500 per telephonic Board meeting attendance fee; and $500 per Committee meeting (in person or telephonic). Fees are paid on a per-meeting basis and not on a daily-attendance basis.

Nomination of Managers
Nominees for Manager are recommended to the Board by the Nominating Committee. The charter for the Nominating Committee, as amended, is attached as Appendix A to this Proxy Statement. A copy of the charter is not posted on the Company’s website because the Company uses its website solely in connection with the operation of its business purposes (i.e., the rental of its commercial and residential space) and not as a means to communicate with Members.
The Nominating Committee generally identifies potential candidates for Manager based on suggestions from Managers. This year, the Nominating Committee also considered potential candidates suggested by corporate counsel to the Company. The Company has never paid a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential nominees for Manager. While there is not a formal list of qualifications, the Nominating Committee believes that a candidate for Manager must possess the following qualities:

•	Personal integrity and high moral character;

•	Demonstrated expertise in at least one of the following areas: real estate, banking, finance, legal, accounting or business management; and

•	An expressed willingness to spend the time necessary to attend Board meetings, read applicable materials and participate in committee work.
The Committee does not believe that prior experience on other boards of directors should be a requirement for serving as a Manager, and does not require that Managers own Units or Preferred Units. In addition, while the Board has considered the issues of term limits and a mandatory retirement age, it has not adopted any policies in these matters.
Currently, the Board consists primarily of persons who were, or who represent organizations who were, investors in the former IRM entities. JCM is the reorganized Company which emerged from the bankruptcy proceedings of the former IRM entities in May 2000. The investors of the IRM entities became the holders of Units of JCM. Beginning in the third quarter of 2005, pursuant to the Class 1 Units’ put right, Unit holders will have the opportunity to require JCM to repurchase their Units. Therefore, it is the Nominating Committee’s position that after that point, the remaining Members will have made an affirmative decision to maintain an investment in the Company. As such, within the next few years a Manager’s relationship and familiarity with the former IRM entities will be less of a factor in determining appropriate candidates for Board membership.
This year, the Nominating Committee sought to locate potential Board members with expertise in Northern California real estate matters and/or finance, particularly with an emphasis on balance sheet and liabilities. This year, the Nominating Committee also sought to locate potential Board members with large organization management experience.
In addition, the Board has determined that at least two-thirds of the Managers should be “independent” as defined in NASD listing standards. It has determined that all of the current Managers, except Ms. Ing and Mr. Vanni, are independent. Compliance with the Board’s independence requirements might impact the Nominating Committee’s decisions with respect to evaluating potential candidates for Manager.
The Board does not have a policy regarding whether the Nominating Committee will consider candidates recommended by Members of the Company. The Board believes that because of the Company’s history of emerging from the IRM bankruptcy proceedings, the geographic concentrations of Members in the western area of Michigan and Northern California and the Company’s town-hall meetings over the past few years, most Members personally know at least one member of the Board. Additionally, there is available a toll-free number that Members can use to contact the Company during normal business hours to discuss any item and Members have access to the Chairman of the Board at this number. Members may also reach the Chairman of the Board on his cell phone. Therefore, the Board believes that there is a good informal flow of information between Members and the Board, and, if a Member has a particular candidate for Manager in mind, a Member would be able to discuss that candidate directly with a Manager. Because

Members have good access to Managers on an informal basis, the Board believes that a formal policy regarding having the Nominating Committee consider candidates recommended by Members is unnecessary.
Any Member who wishes to formally nominate a candidate for Manager must do so in accordance with the procedures set forth in the Company’s Bylaws.
The Board and the Nominating Committee do not have a policy that requires the Nominating Committee to consider candidates for Manager directly recommended by Members. It is likely that more potential nominees will come from current Managers. However, the Nominating Committee will use the same process to evaluate all nominees, whether a nominee is brought to its attention by a Member or a Board Manager. In light of the access almost all Members have to Managers, the Board encourages Members to utilize the process of informal discussions with Managers about any potential nominees for Manager.
This year, the Nominating Committee considered that there were two existing vacancies on the Board (Group I and Group II) and that Mrs. Mol desired not to serve an additional term. The Nominating Committee interviewed three candidates for positions on the Board. After considering the above, the Nominating Committee decided to make five recommendations to the Board:
      1. Reduce the Board from ten to nine Managers;
      2. Reduce the Group III Managers from three to two;
      3. Nominate Frank Deppe and Marv Helder as the Group III Managers;
      4. Appoint Deborah K. Jansen to fill the Group I vacancy, effective July 1, 2005; and
      5. Appoint Ken C. Dawson to fill the Group II vacancy, effective July 1, 2005.
The Board passed resolutions adopting the Nominating Committee’s recommendations.
Communications with the Board of Managers
Members who wish to communicate generally with our Board of Managers should do so in writing by sending a letter to the Company’s headquarters (P.O. Box 3000, Concord, CA 94522-3000), attention: Board of Managers. Upon receipt, management will copy and forward such letters to the individual Board Members no later than the next regularly scheduled management communication with the Board, or earlier, depending on the urgency of the matter(s) expressed in the letter. As discussed above, Members are encouraged to discuss any matter related to JCM on an informal basis with any Manager known to that Member.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU
VOTE AND MAKE YOUR CHOICES IN THE ELECTION OF
MANAGERS FROM THE NOMINEES NAMED ABOVE.

PROPOSAL 2 — AMENDMENT TO SECTION 7.4.3
OF THE OPERATING AGREEMENT
Description of Proposal 2 and Background to Proposal 2
The Operating Agreement provides that on the repurchase or redemption of a Preferred Unit the holder receives a special allocation that results in converting what would otherwise be capital gain into ordinary income. The Board wants to eliminate this special allocation for the Series B Preferred Unit holders because they believe it is unfair. In order to remove the special allocation, the Board is proposing a change in the Operating Agreement.
Section 7.4.2.4(b) of our current Operating Agreement provides for a special allocation of income whenever JCM Partners, LLC repurchases or redeems Preferred Units. As a result of this special allocation, Preferred Unit holders may recognize ordinary income, potentially at a higher tax rate, on what otherwise might have been characterized as capital gains taxed federally at either a 15% (regular capital gains) or 25% (unrecaptured depreciation) rate. This special allocation of income does not apply when our wholly-owned subsidiary, JCM Properties, LLC, an affiliate of JCM Partners, LLC, repurchases Preferred Units. Our Board of Managers has determined that this provision is unfair to the holders of Preferred Units because this provision does not apply to any of our holders of other classes of Units.
Our Board of Managers, in the materials delivered to investors in the Company’s private placement offering of the Series B Preferred Units, advised such investors that the Company’s Board of Managers had approved submitting to a vote of the Company’s Members at this Annual Meeting of Members, a proposal to allow Certificates of Designations to disregard Section 7.4.2.4(b) of the Operating Agreement, which currently requires the special allocation described above. If the Members approve such an amendment, Section 12 of the Series B COD provides that Section 7.4.2.4(b) of the Operating Agreement shall not apply to the Series B Preferred Units.
Unless and until this amendment is approved by our Members, holders of Series B Preferred Units will be subject to this special income allocation if they sell their Series B Preferred Units to JCM Partners, LLC instead of to JCM Properties, LLC.
Purpose of Proposal 2
The purpose of Proposal 2 is to delete the reference to Section 7.4.2.4(b) of our Operating Agreement in Section 7.4.3 of our Operating Agreement. If Section 7.4.2.4(b) is so deleted from Section 7.4.3 of our Operating Agreement, when we approve Certificates of Designations, our Board of Managers may choose to disregard Section 7.4.2.4(b) of the Operating Agreement. By disregarding Section 7.4.2.4(b) of our Operating Agreement in a Certificate of Designations, the series of Preferred Units created by such Certificate of Designations would not be subject to the special allocation provisions of Section 7.4.2.4(b). As a result, if Proposal 2 is adopted, the Board would have the right to provide that the purchase by JCM Partners, LLC of Preferred Units in any series would be treated the same, for tax allocation purposes, as a similar purchase of any class of Units. Section 12 of the Series B Certificate of Designations states that:

In the event that the Operating Agreement is amended to allow Certificates of Designations to disregard Section 7.4.2.4(b) of that Agreement, then Section 7.4.2.4(b) shall be disregarded for the purposes of Series B [Preferred] Units.
Our Board of Managers believes that it was never the intent of our original operating agreement to require that holders of Preferred Units be unable to take advantage of capital gain income and instead be forced to receive ordinary income. Our Board further believes that it will help us sell Series B Preferred Units by amending our Operating Agreement as discussed above, since the Series B Preferred Units would then not be subject to this provision.

Possible Disadvantages to the Proposal
Currently, if JCM Partners, LLC purchases or redeems Series B Preferred Units, we would allocate ordinary income to the redeemed holder to the extent the amount we repurchased the Series B Preferred Units exceeded the holder’s capital account. This provision, therefore, has the effect of benefiting the holders of all other Units, since ordinary income that would have normally been allocated to all of our Members would be shifted to the holders of Preferred Units who sold their Preferred Units back to JCM Partners, LLC. However, this provision would not apply if the Series B Preferred Units were instead purchased by our wholly-owned subsidiary, JCM Properties, LLC.
The proposed change limits our ability to shift ordinary income away from the holders of our classes of Units to the holders of Series B Preferred Units who sell their Series B Preferred Units back to JCM Partners, LLC, rather than JCM Properties, LLC. However, the Board of Managers believes that this provision is unfair to the holders of Series B Preferred Units and the proposed changes are appropriate, particularly since the provision can be avoided by having JCM Properties, LLC rather than JCM Partners, LLC purchase any Series B Preferred Units.
The Board of Managers unanimously approved Proposal 2 and agreed to recommend the proposal to the Members.
THE BOARD RECOMMENDS A VOTE “FOR”
THE PROPOSAL TO AMEND SECTION 7.4.3 OF THE
OPERATING AGREEMENT TO DELETE THE REFERENCE TO
SECTION 7.4.2.4(B) OF THE OPERATING AGREEMENT

REPORT OF THE AUDIT COMMITTEE
The Board has appointed an Audit Committee consisting of three Managers. Although our Units and Preferred Units are not listed on the Nasdaq National Market or the Nasdaq SmallCap Market, each of the Members of our Audit Committee is independent as defined by the NASD.
The Board has adopted a written charter for the Audit Committee. A copy of that Charter is included as Appendix B hereto.
The Audit Committee’s job is one of oversight as outlined in its Charter. It is not the duty of the Audit Committee to prepare the Company’s consolidated financial statements, to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company’s management is responsible for preparing the Company’s consolidated financial statements and for maintaining internal controls. The independent auditors are responsible for auditing the consolidated financial statements and for expressing an opinion as to whether those audited consolidated financial statements fairly present the Company’s financial position, results of operations and cash flows in conformity with generally accepted accounting principles.
The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and with Moss Adams, LLP (“Moss Adams”), the Company’s independent auditors.
The Audit Committee has discussed with Moss Adams the matters required to be discussed by Statement on Auditing Standards No. 61.
The Audit Committee has received from Moss Adams the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Committee has discussed Moss Adams’ independence with Moss Adams.
Based on the review and discussions referred to above, the Audit Committee has recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the SEC.

By the Audit Committee:

Frank Deppe (Chairman)
Henry Conversano
Kenneth J. Horjus

INFORMATION WITH RESPECT TO THE INDEPENDENT ACCOUNTANTS
As described in our Form 8-K filed with the SEC on July 3, 2003, the Board of Managers on June 26, 2003, upon the recommendation of the Audit Committee, dismissed Deloitte & Touche, LLP, (“D&T”), as the Company’s independent accountants. On the same date, the Board of Managers, again upon the recommendation of the Audit Committee, appointed Moss Adams as the Company’s new independent accountants.
The reports of D&T on the Company’s financial statements for the fiscal years ending December 31, 2002 and 2001 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
In connection with the audits of the Company’s financial statements for each of the two fiscal years ending December 31, 2002, and in the subsequent interim period, there were no disagreements with D&T on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of D&T, would have caused D&T to make reference to the matter in their report.
We have retained Moss Adams as our accountants for the current year. Representatives of Moss Adams will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Audit Fees
We incurred fees to Moss Adams of $135,870 and $125,216 respectively for the 2004 and 2003 annual audits respectively. The annual audit includes the audit of our annual financial statements and the review of our quarterly financial statements. In 2004, we incurred fees to D&T of $8,000 for the inclusion of their Independent Auditor’s Report for years 2002 and 2001. In 2003 we also incurred fees to D&T of $22,850 for the review of our quarterly financial statements for the quarter ending March 31, 2003, and for costs related to the transition from D&T to Moss Adams.
Audit-Related Fees
We did not pay any audit-related fees to D&T during 2004 or 2003. We paid audit-related fees to Moss Adams in 2004 of $3,895, which was approved by the Audit Committee. These audit-related fees were for assistance with the Company’s preparation and development and documentation of internal controls. We did not pay any audit-related fees to Moss Adams during 2003.
Tax Fees
We did not incur fees to D&T or Moss Adams for any tax services provided by them in 2003 or 2004.
All Other Fees
We did not incur fees to D&T or Moss Adams for any other services provided by them in 2003 or 2004.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee separately approves each audit and non-audit service provided by the Company’s independent auditor.

EXECUTIVE COMPENSATION AND OTHER MATTERS
The table below sets forth all compensation paid to Gayle M. Ing, our Chief Executive Officer, and to the next most highly compensated executive officers whose annual compensation exceeded $100,000 during the fiscal year ended December 31, 2004. No other executive officer received aggregate compensation in excess of $100,000 during 2004.
SUMMARY COMPENSATION TABLE

		Annual Compensation
					All Other
Name and Principal Position	Year	Salary		Bonus	Compensation

Gayle M. Ing	2004	$350,000	(1)	N/A	N/A
Chief Executive Officer	2003	$300,000	(1)	N/A	N/A
and President, Secretary and Manager	2002	$300,000	(1)	N/A	N/A
Brian S. Rein	2004	$150,000		$55,000	$3,513	(2)
Chief Operating Officer	2003	$150,000		$42,000	$4,849	(2)
	2002	$145,880		$36,750	$4,952	(2)
Cornelius Stam	2004	$150,000		$15,000	$3,513	(2)
Chief Financial Officer	2003	$150,000		$30,000	$5,379	(2)
	2002	$143,325		$36,750	$5,402	(2)

(1)	We pay a company owned by Mr. Vanni, in which Ms. Ing has a community property interest, for Ms. Ing’s services. In 2002, 2003 and from January 1, 2004 through April 30, 2004, this amount was $25,000 per month. From May 1, 2004 through December 31, 2004, this amount was $31,250 per month.

(2)	Consists solely of contributions we made to our 401(k) Plan for the indicated executive officer in the indicated year. These amounts in 2002 and 2003 have been decreased from previously reported amounts due to amounts recovered from executives as a result of “top heavy” plan re-balancing.
Option Grants
No options were granted to any of our officers or Managers during 2004.
Employment Contracts and Termination of Employment and Change-in-Control Arrangements
Gayle M. Ing serves as our Chief Executive Officer, President and Secretary pursuant to an agreement with Computer Management Corporation (“CMC”). CMC is owned by Michael W. Vanni, our Chairman of the Board, and Ms. Ing, Mr. Vanni’s wife has a community property interest in such corporation. Pursuant to an agreement with CMC, which terminated April 30, 2004, we paid CMC a fee of $25,000 a month for Ms. Ing’s services. In addition, we were required to maintain at least $10,000,000 of managers’ and officers’ insurance coverage and $10,000,000 of liability insurance, naming CMC as an additional insured.
The Company entered into another agreement with CMC to continue to retain Ms. Ing’s services. This agreement was effective May 1, 2004 and terminates on June 30, 2007. Pursuant to this agreement, we pay CMC a fee of $31,250 a month for Ms. Ing’s services. We are subject to the same managers’ and officers’ insurance coverage as the prior agreement, except that Ms. Ing is also an additional insured. This agreement is subject to termination upon 90 days written notice by either party, and will automatically terminate upon the death or permanent disability of Ms. Ing.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires our executive officers, Managers and persons who beneficially own more than 10% of a registered class (i.e., Class 1 Units) of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Units and our other equity securities. Such executive officers, Managers and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) reports filed by such reporting persons.
Based solely on the Company’s review of copies of such reports furnished to the Company and written representations from the Company’s executive officers and Managers that no other reports were required during fiscal 2004, the Company believes that, except as disclosed below, all Section 16(a) filing requirements applicable to the Company’s executive officers, Managers and greater than 10% beneficial owners of a registered class of equity securities (i.e., Class 1 Units), were complied with. The Company is aware that Jacobus Scholten, who became a 10% holder of Class 1 Units due to a decrease in the total number of Class 1 Units outstanding as a result of conversions and our repurchases of Class 1 Units, has not filed a Form 3 with respect to his holdings.
BOARD COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION
The Company’s policy is to compensate its executive officers based on their individual performance and the Company’s overall performance. It is the Company’s objective to offer compensation that is sufficient to attract, retain and motivate the individuals the Company needs to operate its business. The Company’s compensated executive officers, other than the Chief Executive Officer, are the Chief Financial Officer and Chief Operating Officer. Other than the Chief Executive Officer, each compensated executive officer’s compensation currently consists of a base salary and an annual cash bonus. Our Chairman and Vice-Chairman of the Board are also executive officers, but are not compensated. It is the responsibility of the Compensation Committee to exercise the authority of the Board with respect to executive officers’ compensation. However, at its discretion, the full Board may modify or veto the actions of the Compensation Committee.
Base Salary — Pursuant to the Company’s current compensation policy, base salaries for positions within the Company, including the Chief Operating Officer and Chief Financial Officer, are determined by reviewing salaries yearly. The review is based on, but not limited to, such officer’s performance and the Company’s overall performance during the previous year. This review is initially conducted by the Chief Executive Officer. The Chief Executive Officer then reports on her findings to the Compensation Committee, who then advises the Board. In connection with establishing 2004 base salaries, the Compensation Committee met in December 2003 and reviewed the compensation for the Chief Operating Officer and Chief Financial Officer. The Compensation Committee advised the Board that the 2004 base salaries for these positions would be the same as in 2003. In March 2005, based on the Chief Executive Officer’s review, the Compensation Committee’s review of compensation survey data and the Compensation Committee’s desire to use discretionary bonuses, where possible, the Compensation Committee recommended that the base salaries for those positions remain the same for 2005. The Company obtained compensation survey data for the Chief Operating Officer and Chief Financial Officer positions from the Company’s outside compensation consultants during March 2004 (the Company obtains compensation survey data every other year).
Discretionary Bonus — The Chief Operating Officer and Chief Financial Officer are also reviewed for a discretionary bonus based on their performance during the previous year and the Company’s overall performance during that year. Similarly, this review is initially conducted by the Chief Executive Officer. The Chief Executive Officer then reports her findings to the Compensation Committee, who then advises the Board. The Compensation Committee reviewed in March 2005 the Chief Executive Officer’s recommendation for discretionary bonuses for such officers, which would be considered as 2004 compensation. At such meeting, the Compensation Committee reviewed the compensation survey data for these positions discussed above. Based on their review of compensation survey data and the Chief Executive Officer’s review, the Committee recommended to the Board that the Chief Operating Officer and Chief Financial Officer receive bonuses for 2004 of $55,000 and $15,000, respectively.
Long-Term Incentive Plan — During 2004, the Compensation Committee investigated the possibility of adopting a long-term incentive compensation plan for senior management and possibly certain other key positions. At the March 2005 meeting, the Compensation Committee agreed to provide the Board with draft documents for the long-term incentive compensation plan by the December 2005 Board meeting, with the goal of such plan being in effect for 2006, with awards made beginning in early 2007.
CEO Compensation — The Board approved the agreement with Computer Management Corporation for the services of Gayle M. Ing, our CEO, President and Secretary, which expired on April 30, 2004. At the March 2004 Board meeting, the Board approved the agreement with Computer Management Corporation for the services of Ms. Ing, for the period May 1, 2004 through June 30, 2007.
Pursuant to the Company’s prior agreement with Computer Management Corporation discussed above under “Employment Contracts and Termination of Employment and Change-in-Control Arrangements,” the Company paid Computer Management Corporation $25,000 per month for the services of our CEO. This agreement terminated by its terms on April 30, 2004.
As discussed above, at the March 2004 Board meeting, the Board approved the agreement with Computer Management Corporation for Ms. Ing’s services. The agreement is effective as of May 1, 2004 and terminates on June 30, 2007. Pursuant to the agreement, the Company will pay Computer Management Corporation a fee of $31,250 a month for Ms. Ing’s services. The Company is subject to the same managers’ and officers’ insurance coverage requirements as in the prior agreement. The new agreement is subject to termination at will by either party upon 90 days written notice to the other party, and will automatically terminate upon the death or permanent disability of Ms. Ing.
The Board’s basis for renewing the agreement in 2004 was its satisfaction with Ms. Ing’s performance. The Compensation Committee engaged a consulting firm to assist it in determining the compensation range for Ms. Ing’s position, as well as to assist it in evaluating other terms of a potential agreement. The compensation paid to Ms. Ing under the agreement was based on the consulting firm’s market data and the Board’s desire to retain Ms. Ing’s services through June 30, 2007. The expiration of the agreement, June 30, 2007, coincides with the date the Company is required to have fully satisfied the terms of the Class 1 Put Rights.

By the Compensation Committee:

Kenneth J. Horjus (Chairman)
Henry Doorn, Jr.
Marvin J. Helder

STOCK PRICE PERFORMANCE PRESENTATION
Our Units and Preferred Units do not trade publicly. Therefore, the price performance of our Units and Preferred Units cannot be compared with the stock or other units of equity ownership of similar companies.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
During the year ended December 31, 2004, JCM Partners paid $83,360 for landscaping services to a company that is owned by a relative of Brian Rein, our Chief Operating Officer.
See “Employment Contracts and Termination of Employment and Change-in-Control Arrangements” above for information regarding our agreement with Computer Management Corporation.
In August 2004, management of the Company and the Company’s wholly-owned subsidiary, JCM Properties, LLC (the “Subsidiary”), Barnabas Foundation (“Barnabas”) and Christian Reformed Home Missions (“CRHM”) reached an understanding on the terms for the Subsidiary to repurchase all of the redeemable Class 1 Units owned by Barnabas and CRHM for a total of 10,100,175 Class 1 Units at $1.56 per Class 1 Unit for an aggregate purchase price of $15,756,273. At the time of the understanding, both Barnabas and CRHM owned more than 5% of the Company’s Class 1 Units. Henry Doorn, Jr., the Executive Director of Barnabas, is a member of the Board of Managers of the Company. Kenneth Horjus, the Director of Pension Administration for the Christian Reformed Church in North America (parent of CRHM), is also a member of the Board of Managers of the Company. From September 1, 2004 through December 1, 2004, the Subsidiary, in a series of all cash transactions repurchased the 10,100,175 Class 1 Units owned by Barnabas and CRHM at $1.56 per Class 1 Unit for an aggregate purchase price of $15,756,273.
In 2004, the Company also repurchased Class 1 Units from another Member of the Board on the same terms and conditions made available to other Members of the Company.
In 2005, the Company also sold Series B Preferred Units to Managers of the Company on the same terms and conditions made available to other Members of the Company.
OTHER BUSINESS
We do not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.
ANNUAL REPORTS
We have mailed to each person being solicited by the Proxy Statement a copy of our annual report on Form 10-K for the year ended December 31, 2004 (as filed with the SEC, including the financial statements thereto). We will provide without charge to each person being solicited by the Proxy Statement, upon the written request of such person, additional copies of our Form 10-K. Please direct all such requests to: Secretary, JCM Partners, LLC, P.O. Box 3000, Concord, CA 94522-3000. The Form 10-K is not part of these solicitation materials.
UNIT HOLDER PROPOSALS
The Annual Meeting of Members for the year ending December 31, 2005 is expected to be held in June 2006 (the “Next Annual Meeting”). We must receive all proposals intended to be presented at the Next Annual Meeting (pursuant to Rule 14a-8 of the proxy rules under the 1934 Act) at our mailing address, which is P.O. Box 3000, Concord, CA 94522-3000, Attention: Secretary, not later than January 17, 2006 to receive consideration for inclusion in the Proxy Statement and proxy form related to that meeting.
Pursuant to the proxy rules under the 1934 Act, Members are notified that notice of any Unit holder proposal to be submitted outside of the Rule 14a-8 process for consideration at the Next Annual Meeting must be submitted between February 21, 2006 and March 23, 2006 in order to be considered timely. As to all such matters which we do not have notice on or prior to that date, discretionary authority to vote on such proposal shall be granted to the persons designated in our proxy related to the Next Annual Meeting.

By Order of the Board of Managers,

Michael W. Vanni
Chairman
May      , 2005

APPENDIX A
JCM PARTNERS, LLC
CHARTER FOR THE NOMINATING COMMITTEE
OF THE BOARD OF MANAGERS
(REVISED JUNE 23, 2004)
PURPOSE
The purpose of the Nominating Committee established pursuant to this charter is to make recommendations to the Board on appropriate identification, qualifications and compensation of the members of the Board of Managers.
MEMBERSHIP AND POWER TO ACT
The Nominating Committee will be comprised of four members of the Board of Managers. Pursuant to the Company’s Bylaws, the Chairman of the Board of the Company shall appoint the Chair of the Nominating Committee and the Board shall appoint the remaining members of the Nominating Committee. In the event that one member of the Committee is absent from a meeting of the Committee, the remaining members of the Committee (provided there are at least three such members), acting unanimously, shall have the power to take any action necessary or convenient to the efficient discharge of the foregoing. No action of the Committee shall be valid unless taken pursuant to a resolution adopted and approved by at least three members of the Committee.
The Nominating Committee shall have the resources and authority to discharge its duties and responsibilities, including the authority to retain outside counsel or other experts and consultants, as it deems appropriate.
The Chief Executive Officer of the Company shall receive advance notice of all meetings of the Nominating Committee and shall have the right to attend and participate in such meetings in a non-voting capacity.
MEETINGS
The Nominating Committee will meet at such times as it deems appropriate to fulfill its responsibilities as outlined below:
Responsibilities

1.	To prepare a list of qualifications and desired qualities for members of the Board.

2.	To identify and evaluate qualified individuals to become members of the Board.

3.	To recommend to the Board a slate of Managers for election by the Members of JCM.

4.	To research and recommend to the Board a compensation policy for members of the Board.

5.	To recommend to the Board individuals to fill vacancies created by the death, disability or resignation of members of the Board.

6.	To perform such other functions and have such other powers as may be necessary or convenient to the efficient discharge of the foregoing; and

7.	To report to the Board of Managers regarding the foregoing from time to time, or whenever it shall be called upon to do so.

A-1

REPORTS
The Nominating Committee will, to the extent deemed appropriate, record its summaries of recommendations to the Board in written form which will be incorporated as a part of the minutes of the Board of Managers. The Nominating Committee shall also maintain written minutes of its meetings.

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APPENDIX B
JCM PARTNERS, LLC
CHARTER FOR THE AUDIT COMMITTEE
OF THE BOARD OF MANAGERS
(AS REVISED BY THE BOARD OF MANAGERS EFFECTIVE AS OF MARCH 21, 2002)
PURPOSE
The purpose of the Audit Committee established pursuant to this charter is to make such examinations as are necessary to monitor the financial reporting and the internal and external audits of the Company, to provide to the Board of Managers the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require Board attention.
In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Managers from time to time may prescribe.
MEMBERSHIP
The Audit Committee will be comprised of three members of the Board. Such members will be elected and serve at the pleasure of the Board. The members of the Audit Committee will not be employees of the Company. Each member of the Audit Committee shall be “independent” as such term is used in Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards.
MEETINGS
The Audit Committee will meet separately with the President and the Chief Financial Officer at such times as deemed necessary by the Chair of the Audit Committee to review the financial affairs of the Company.
The Audit Committee will meet annually to review the financial statements contained in the Company’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission (“SEC”).
In addition, the Audit Committee (or at the request of the Audit Committee, the Chair of the Audit Committee, or his or her designee) shall review the financial statements contained in the Company’s quarterly Form 10-Qs with the independent auditors prior to the filings with the SEC.
Finally, the Audit Committee shall meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditors’ examination and management report.
Responsibilities
The responsibilities of the Audit Committee shall include:

1.	Nominating the independent auditors;

2.	Reviewing the plan for the audit and related services;

3.	Reviewing audit results and financial statements;

4.	Reviewing financial reporting practices, including the critical accounting policies and the significant estimates and the judgments made in connection with the preparation of the audited financial statements;

5.	Overseeing the adequacy of the Company’s system of internal accounting controls, including obtaining from the independent auditors management letters or summaries on such internal accounting controls;

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6.	Reviewing, on an annual basis, a written statement from the independent auditors of the Company describing all relationships between the auditors and the Company that may affect the independence and objectivity of the independent auditors;

7.	Reviewing the financial statements contained in the Company’s Form 10-K and Form 10-Qs prior to their filings with the SEC;

8.	Causing a written report of the Audit Committee to be prepared for inclusion in the Company’s proxy statement;

9.	Overseeing compliance with the Foreign Corrupt Practices Act; and

10.	Undertaking such other duties as the Board of Managers delegates to it.
While the Audit Committee shall have the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and prepared in accordance with GAAP. This is the responsibility of management and the independent auditors. Nor is it the responsibility of the Audit Committee to conduct investigations, resolve disagreements, if any, between management and the independent auditors or to otherwise assure compliance with laws and regulations applicable to the Company.
REPORTS
The Audit Committee will, to the extent deemed appropriate, record its summaries of recommendations to the Board in written form, which will be incorporated as a part of the minutes of the Board of Managers. The Audit Committee shall also maintain written minutes of its meetings.

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APPENDIX C
FIRST AMENDMENT TO
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
JCM PARTNERS, LLC
(a Delaware limited liability company)
This First Amendment (the “First Amendment”) to the Amended and Restated Limited Liability Company Agreement, dated as of June 25, 2003 (the “Current Agreement”), of JCM PARTNERS, LLC, a Delaware limited liability company (the “Company”), is made and entered into as of the 21st day of June, 2005 by the Members of the Company and those Persons who hereafter become Members pursuant to the terms of the Agreement as defined herein. The Current Agreement, as amended by this First Amendment, is referred to herein as the “Agreement.”
WHEREAS, as of the date of this First Amendment, there are                     Class 1 Units,                     Class 2 Units and                     Class 3 Units issued and outstanding;                     Series B Preferred Units issued and outstanding; no other classes of Units or series of Preferred Units outstanding; and no options or rights outstanding to purchase or acquire any Units or Preferred Units of the Company, other than subscriptions to acquire                     Series B Preferred Units of the Company;
WHEREAS, as of the date of this First Amendment, of the Class 1, 2 and 3 Units and Series B Preferred Units issued and outstanding,                     Class 1 Units,                     Class 2 Units,                     Class 3 Units and no Series B Preferred Units are owned by Members other than the Company’s wholly-owned subsidiary;
WHEREAS, Section 2.2.1.3 of the Current Agreement provides that an amendment to the Current Agreement, other than when amending provisions which may be modified by the Board of Managers alone, shall require a vote of the Members of the Company;
WHEREAS, when the Board of Managers has first approved an amendment, Section 2.3.4.1(i) of the Current Agreement permits the amendment of the Current Agreement upon the receipt of the affirmative consent of a majority (or greater, if required) of the Units and Preferred Units entitled to vote on such action and who are present in person or by proxy at a duly called and held meeting;
WHEREAS, the Board of Managers approved this First Amendment on March 23, 2005, subject to the approval of the Members;
WHEREAS, Section 2.3.1 of the Current Agreement provides that, subject to the class voting rights set forth in Sections 2.2.2 and 2.2.3 of the Current Agreement, all Units and Preferred Units shall vote together as one group;
WHEREAS, Section 2.2.2.4 of the Current Agreement provides that Members who are holders of Units or Preferred Units whose rights are not affected by the amendment shall not have any voting rights on the amendment;
WHEREAS, Section 2.2.3 of the Current Agreement provides that where a class of Units or series of Preferred Units would be adversely affected in a different manner than other classes of Units or series of Preferred Units by an amendment, the class of Units or series of Preferred Units that is adversely affected in a different manner shall have the additional right to vote as a separate class on such amendment;
WHEREAS, Members evidencing a majority of the issued and outstanding Class 1 Units, Class 2 Units, Class 3 Units and Series B Preferred Units voting together as a group and who were present in person or by proxy at a duly called and held meeting of the Company have approved this First Amendment at a meeting of the Members held on June 21, 2005;
WHEREAS, the special class voting rights did not apply to the First Amendment;

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WHEREAS, pursuant to Section 9.3 of the Current Agreement, the Members have granted the Secretary of the Company a special power of attorney to execute certain documents on their behalf after the necessary vote, consent or approval;
WHEREAS, this First Amendment amends Sections 7.4.3 of the Current Agreement by deleting the reference to Section 7.4.2.4(b) of the Current Agreement;
WHEREAS, prior to this First Amendment being approved by the Members, the Company mailed to the Members a Proxy Statement, dated May      , 2005, a copy of which the Company also filed with the Securities and Exchange Commission; and
WHEREAS, the Secretary desires to carry out the desires of the Members approving this First Amendment by signing this First Amendment on behalf of all of the Members.
NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this First Amendment, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I
MISCELLANEOUS PROVISIONS

1.1	Inconsistencies. To the extent of any inconsistencies between the terms of this First Amendment and the terms of the Current Agreement, the terms of this First Amendment shall control.

1.2	Full Force and Effect. The Current Agreement, as modified herein, remains in full force and effect as the agreement of the parties.

1.3	Defined Terms. Terms not defined in this First Amendment shall have the meanings set forth in the Current Agreement.
ARTICLE II
AMENDMENTS
2.1     Section 7.4.3 of the Current Agreement is amended by deleting the phrase “and Section 7.4.2.4(b) herein”.
IN WITNESS WHEREOF, this First Amendment has been duly executed by the Members, all Persons thereafter who become Additional Members, all Transferees who become Assignees, and all Persons who become a party hereto in accordance with Section 1.4.3 of the Current Agreement.

JCM Partners, LLC
a Delaware limited liability company

By

Gayle M. Ing,
Secretary/ Attorney-In-Fact

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